SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 25, 2012
(Date of Earliest Event Reported)

DATA CALL TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-54691	30-0062823
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Friendswood Dr. Ste E, Friendswood, Texas		77546
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (823) 230-2379

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 10, 2013, the Company issued unregistered shares as follows: (i) 7,500,000 restricted shares to Tim Vance, the Company's CEO, in connection with the execution of a new 5 year employment agreement; and 7,500,000 restricted shares to Gary Woerz, the Company's newly designated CFO, in connection with the execution of a new 5 year employment agreement. The restricted shares were valued at $0.03 per share and are subject to the following: (i) the executive shall have voting rights with respect to the shares from the date of issuance except that the right to sell, transfer or assign the shares shall vest at the rate of 1,500,000 shares per year during the employment term; (ii) executive's right to sell, transfer or assign the shares shall be subject to the restrictions of Rule 144 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"); and (iii) in the event that executive shall elect, for any reason, to terminate his employment with the Company during the employment term, all rights to the shares shall immediately cease, including voting rights as well as rights to sell, transfer or assign the shares.

In addition, on January 10, 2013, the Company issued to John Schafer 1,000,000 restricted shares upon conversion of a promissory note in the amount of $10,000 evidencing a loan to the Company. Mr. Schafer was not an officer, director or affiliate of the Company at the date of the loan, the conversion of the note or upon the issuance of the restricted shares.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Dismissal of Independent Registered Public Accounting Firm Previously Engaged as Principal Accountant

Effective January 3, 2013, Data Call Technology, Inc. (“Data Call” or the “Company”) received notice that its auditor Michael F. Cronin, CPA ("MFC") resigned.

The change in accountants was not a result of any dissatisfaction with the quality of professional services rendered by MFC. The decision to engage a new registered public accounting firm was made by the Company’s Board of Directors.

MFC did not issue an auditor’s report on the Company's financial statements during his time of engagement.

During the year ended December 31, 2012 and any subsequent interim period through January 3, 2013, the date of resignation of MFC, there were no disagreements with MFC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MFC’s satisfaction, would have caused MFC to make reference to the subject matter of the disagreements in connection with his review of the Company's interim reports for the periods ended June 30, 2012 and September 30, 2012 on the Company’s financial statements for such periods; and there were not reportable events, as listed in Item 304(a)(l)(v) of Regulation S-K.

The Company provided MFC with a copy of the disclosure in the preceding two paragraphs and requested in writing that MFC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with such disclosures. MFC provided a letter, dated January 25, 2013 stating its agreement with such statements, which is included as exhibit 16 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm as Principal Accountant

Effective January 23, 2013, the Company engaged M&K CPAS, PLLC (“MK") as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Prior to that date, neither the Company nor anyone on its behalf consulted with MK regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered by MK, nor did MK provide either a written report or oral advice that MK concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
16	Letter on change in certifying accountant, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data Call Technologies, Inc.
By: /s/ Timothy E. Vance

Date: January 25, 2013